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Exhibit 99.1

FOR IMMEDIATE RELEASE


                    e.spire(TM) ANNOUNCES MANAGEMENT CHANGES


HERNDON, VA, MARCH 28, 2000 -- e.spire Communications, Inc. (NASDAQ: ESPI), the communications company for the networked economy, today announced the resignation of Dennis Kern, Chief Operating Officer, effective Friday, March 24, 2000. Kern resigned to accept a position with NEXTLINK Communications, Inc.

e.spire expects to announce a replacement, as well as other management additions, as early as this week.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, Internet access and Web-hosting services, and advanced data solutions, such as ATM and frame relay. e.spire provides dial-up Internet through its wholly-owned Internet service provider
(ISP), CyberGate, Inc., and Web-hosting services through CyberGate's subsidiary ValueWeb. In addition, e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities and corporations, with turnkey fiber-optic design, construction and project management expertise. For more information on e.spire, contact www.espire.net.


Contact:
Peggy Disney
703.639.6738
peggy.disney@espire.net